Exhibit T3A.24

FRANKLIN COUNTY A97 PG358	0864945.06 bschell ADD Alison Lundergan Grimes Kentucky Secretary of State Received and Filed: 8/19/2013 12:01 PM Fee Receipt: $40.00

COMMONWEALTH OF KENTUCKY

Alison Lundergan Grimes, Secretary of State

Division of Business Fillings Business Fillings PO Box 718 Frankfort, KY 40602 (502)564-3490 www.sos.ky.gov	Articles of Organization Limited Llablity Company		KLC
Pursuant to KRS 14A and KRS 275, the undersigned applies to qualify and for that purpose submits the following statements:

Article I: The name of the limited liability company is CBL Louisville Outparcel Member, LLC

Article II: The street address of the limited liability company's initial registered office is Kentucky is
421 West Main Street, Frankfort, KY 40601
Street Address Only (No Post Office Box Numbers)	City	State	Zip Code

and the name of the initial registered agent at that office is	CSC-Lawyers Incorporating Service Company

Article III: The mailling address of the limited liability company’s initial principal office is
2030 Hamiliton Place Boulevard, CBL Center, Suite 500	Chattanooga	TN	37421
Street Address or Post Office Box Number	City	State	Zip Code

Article IV: The limited liability company is to be managed by (must check one):
☐	A. a manager(s).
☑	B. its member(s).
Article V: The application will be effective upon filing, unless a delayed effective date and/or time is provided. The effective date or the delayed effective date cannot be prior to the date the application is filed. The date and/or time is
(Delayed effective date and/or time )

I/We declare under penalty of perjury under the laws of the state of Kentucky that the foregoing is true and correct.
	James D. Henderson, Organizer		8/19/2013
Signature of Organizer	Printed Name & Title		Date

Signature of Organizer	Printed Name & Title		Date

I, CSC-Lawyers Incorporating Service Company	, consent to serve as the registered agent on behalf of the limited ilablilty company.
Print Name of Registered Agent
By:	Harry B. Davis Asst. Vice President	(01/12)
Signature of Registered Agent